EXHIBIT 21.1

LIST OF SUBSIDIARIES

The Cheesecake Factory Restaurants, Inc., a California corporation

The Cheesecake Factory Bakery Incorporated, a California corporation

TCF Co. LLC, a Nevada limited liability company

The Houston Cheesecake Factory Corporation, a Texas corporation

Cheesecake Factory Restaurants of Kansas LLC, a Kansas limited liability company

Grand Lux Cafe LLC, a Nevada limited liability company

Hawaii Cheesecake Factory Restaurants Inc., a Hawaii corporation

Rock Sugar Incorporated, a California corporation

Cherry Hill One, LLC, a New Jersey limited liability company

The Cheesecake Factory of Howard County LLC, a Maryland limited liability company

Middle East T.C.F. Corporation, a California corporation

Middle East IP Corporation, a California corporation

C.F.I. Promotions CA Co. LLC, a California limited liability company

CCF Latin America Corporation, a California corporation

CCF Latin America IP Corporation, a California corporation

CCF China Operating Corporation, a California corporation

CCF Asia Operating Corporation, a California corporation

CCF Asia IP Corporation, a California corporation

TCF California Holding Company, a California corporation

CCF Mexico LLC, a Nevada limited liability company

Social Monk Incorporated, a California corporation

TCF Canada, Inc., a Canadian corporation

CCF International LLC, a California limited liability company